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                                                                  EXHIBIT (D)(4)


                     SHAREHOLDER TENDER AND VOTING AGREEMENT


         AGREEMENT dated as of the 27th day of April, 2000 among ASG SUB, Inc., a Delaware corporation ("Buyer"), and the holders (the "Shareholders") of the shares of Common Stock, no par value (the "Shares"), of Viasoft, Inc., a Delaware corporation (the "Company"), listed on the signature pages hereof.

         In order to induce Buyer and Allen Systems Group, Inc., a Delaware Corporation ("Parent"), and the owner of 100% of the outstanding capital stock of Buyer, to enter into an Agreement and Plan of Merger with the Company of even date herewith (the "Merger Agreement"), Buyer has requested the Shareholders, and the Shareholders have agreed, to enter into this Agreement. Capitalized terms used and not defined herein have the meanings given in the Merger Agreement.

         Buyer, Parent and the Shareholders (individually referred as "Party" and collectively, as the "Parties") hereto agree as follows:


                                    ARTICLE I
                             TENDER OFFER AND MERGER

         SECTION 1.1. TENDER OF SHARES.

         (a) Each Shareholder hereby agrees, pursuant to the terms and subject to the conditions set forth herein, to tender in the Offer all Shares currently owned by such Shareholder as set forth on Schedule A hereto and any additional Shares acquired by such Shareholder (whether by purchase or otherwise) after the date of this Agreement (with respect to each Shareholder, the "Shareholder's Shares" and, collectively, the "Shareholder Shares"). Buyer and Parent agree that each of the Shareholders will, for all Shares tendered thereby in the Offer and accepted for payment by Buyer, receive a price for each of its Shares equal to the Offer Price.

         (b) Within five business days of the commencement of the Offer and within one business day of any acquisition by each Shareholder of any additional Shares, each Shareholder shall deliver to the depositary (the "Depositary") designated in the Offer (i) a letter of transmittal with respect to such Shareholder's Shares complying with the terms of the Offer together with instructions directing the Depositary to make payment for such Shares directly to the Shareholder, (ii) a certificate or certificates representing such Shareholder's Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (such documents in clauses (i) through (iii) collectively being hereinafter referred to as the "Tender Documents").

         (c) Unless and until the Merger Agreement shall have been terminated pursuant to its terms, no Shareholder shall, subject to applicable law, withdraw any tender effected in accordance with Section 1.1(b).
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         SECTION 1.2. VOTING OF SHARES. If the Offer, and Shareholder's tender pursuant thereto, is not consummated, and the approval by the Company's shareholders of the Merger Agreement and the Merger is sought, until termination of the Merger Agreement pursuant to its terms, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall cause all Shares owned of record or beneficially (over which beneficially-owned Shares Shareholder exercises voting power) to be voted (i) in favor of adoption and approval of the Merger Agreement and approval of the Merger and (ii) against the approval of the following competing transactions made in opposition to or in competition with consummation of the Merger: (a) any merger (other than pursuant to the Merger Agreement), consolidation, combination, sale of assets, reorganization, joint venture, recapitalization, liquidation or winding up of or by the Company with any party other than the Buyer or any of its Affiliates; (b) any amendment of the Company's certificate of incorporation or by-laws or other proposed transaction, including any consent solicitation to remove or elect any directors of the Company, which amendment would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (a) or (b) above, a "Competing Transaction").

         SECTION 1.3. NO TRANSFER. Until the earlier of the termination of this Agreement or the day following the record date for the meeting at which shareholders of the Company are asked to vote upon adoption and approval of the Merger Agreement and approval of the Merger, except pursuant to Shareholder's tender in the Offer, or as may be required by the foreclosure on any encumbrance secured by such Shareholder's Shares as of the date hereof or court order, each Shareholder severally and not jointly agrees as follows.

    The Shareholder shall not, except as contemplated by the terms of this Agreement, (i) transfer (the term "transfer" shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, encumbrance or other disposition) any or all of the Shareholder's Shares or any interest therein,
(ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization or consent in or with respect to such Shares, (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or (v) subject to Section 3, take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder's obligations hereunder or the transactions contemplated hereby.

         SECTION 1.4. NO OPTION EXERCISE. During the period commencing with the consummation of the Offer and ending at the Effective Time of the Merger, each Shareholder agrees not to exercise any stock option issued by the Company, or any other security exercisable for, or convertible into, Shares or other capital stock of the Company.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         Each of the Shareholders severally represents and warrants to Buyer that:

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         SECTION 2.1. VALID TITLE. Such Shareholder is the sole, true, lawful and beneficial owner of, and has good and marketable title to, such number of Shares set forth opposite the Shareholder's name in Schedule A hereto (as may be adjusted from time to time, the "Shareholder's Shares") with no restrictions on such Shareholder's rights of disposition pertaining thereto. Such Shareholder has the sole right to vote such Shareholder's Shares, and none of such Shareholder's Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shareholder's Shares, except as contemplated by this Agreement.

         SECTION 2.2. AUTHORITY; NONCONTRAVENTION. Such Shareholder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person). This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Shareholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Shareholder or result in the imposition of any lien on any asset of such Shareholder. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement. If the Shareholder is married and the Shareholder's Shares constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally. Each Shareholder hereby grants to Buyer an irrevocable proxy with full power of substitution which shall be deemed coupled with an interest to vote such Shareholder's Shares as contemplated by Section 1.2.

         SECTION 2.3. TOTAL SHARES. The number of Shares set forth on Schedule A hereto are the only Shares beneficially owned by such Shareholder and, except as set forth on such Schedule A, the beneficial owner or owners of such Shareholder's Shares owns or own no options to purchase or rights to subscribe for or otherwise acquire any securities of the

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Company and has or have no other interest in or voting rights with respect to any securities of the Company.

         SECTION 2.4. NO BROKERS. Except as set forth in the Merger Agreement and the Viasoft Disclosure Letter, no investment banker, financial adviser, broker or finder is entitled to a commission or fee from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder in such Shareholder's individual capacity.

         SECTION 2.5. Such Shareholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer represents and warrants to each of the Shareholders that:

         SECTION 3.1. CORPORATE POWER AND AUTHORITY. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.


                                   ARTICLE IV
                                  MISCELLANEOUS

         SECTION 4.1. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 4.2. CONDUCT OF SHAREHOLDERS. Such Shareholder will not (a) take, agree or commit to take any action that would make any representation and warranty of such Shareholder hereunder inaccurate in any material respect as of any time prior to the termination of this Agreement or (b) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 4.3. SPECIFIC PERFORMANCE. The Parties hereto agree that Buyer may be irreparably damaged if for any reason any Shareholder failed to perform any of the provisions of this Agreement, including but not limited to failure to tender in the Offer. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court referred to in Section 4.8 of this Agreement. This provision is without prejudice to any other rights that Buyer may have against any Shareholder for any failure to perform its obligations under this Agreement. In any such action for specific performance, no party will be required to post a bond.

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    SECTION 4.4. FURTHER ASSURANCES. Each Shareholder shall, upon request of
Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer to be necessary or desirable to carry out the provisions hereof.

    SECTION 4.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by telecopy (with copies by overnight courier) to such Party at its address set forth on Schedule A hereto or to such other address as such Party may have furnished to the other Parties in writing in accordance herewith.

         SECTION 4.6. AMENDMENTS; TERMINATION. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the Parties hereto. This Agreement, and all rights and obligations of the Parties hereunder, shall terminate upon the earlier of (a) the date that Shares are accepted for payment in the Offer and are purchased and paid; or (b) the date that the Merger Agreement terminates in accordance with its terms; PROVIDED HOWEVER, that the termination of this Agreement shall not relieve any Party of liability for breach of this Agreement prior to termination.

         SECTION 4.7. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Buyer may assign its rights and obligations to any Affiliate of Buyer and provided, further, that no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Buyer.

         SECTION 4.8. PUBLIC ANNOUNCEMENTS. Each Shareholder will consult with Buyer before issuing, and provide Buyer with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         SECTION 4.9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.

         SECTION 4.10. JURISDICTION. Each of the Parties hereto (1) (A) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (2) (A) agrees that any action under this Agreement may also be brought in any Federal or state court located in the State of Florida or the State of Arizona, and (C) agrees that it will not by motion or other action contest the bringing of any such action in the above mentioned courts rather than in any other venue or forum.

         SECTION 4.11. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become

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effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 4.12. SEVERABILITY. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any event, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

         SECTION 4.13. ENTIRE AGREEMENT. This Agreement, including the Schedule hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, representations and warranties, and discussions, whether oral or written, among the Parties hereto, with respect to the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or other wise, relating to the subject matter of this Agreement. No prior drafts of this Agreements or portions thereof shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

         IN WITNESS WHEREOF, Buyer and Shareholders have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                            [signature page follows]





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                                        SHAREHOLDERS:

                                        /s/
                                        ----------------------------
                                        John J. Barry III

                                        /s/
                                        ----------------------------
                                        Alexander S. Kuli

                                        /s/
                                        ----------------------------
                                        J. David Parrish

                                        /s/
                                        ----------------------------
                                        Timothy W. Brewer

                                        /s/
                                        ----------------------------
                                        Rhonda Brewer, Jt. Tenant

                                        /s/
                                        ----------------------------
                                        Kevin J. Donoghue

                                        /s/
                                        ----------------------------
                                        Catherine R. Hardwick

                                        /s/
                                        ----------------------------
                                        David M. Lee

                                        /s/
                                        ----------------------------
                                        Colin J. Reardon

                                        /s/
                                        ----------------------------
                                        Steven D. Whiteman,
                                        Individually and as Trustee*

                                        /s/
                                        ----------------------------
                                        Beverly C. Whiteman,
                                        Trustee*

                                        *TRUST NAME: The Whiteman Family Trust
                                        dated August 12, 1993
                                        TRUSTEES: Steven D. Whiteman and
                                        Beverly C. Whiteman



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                                        ASG SUB, Inc., a Delaware corporation


                                      By: /s/
                                         -----------------------------
                              Print Name: Arthur L. Allen
                                         -----------------------------
                                   Title: President
                                         -----------------------------